EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer and Chief Financial Officer of Winner Medical Group Inc. (formerly, Las Vegas Resorts Corporation). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Form 10-KSB/A of Winner Medical Group Inc. for the fiscal year ended July 31, 2005.

The undersigned certifies that such 10-KSB/A Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB/A Report fairly presents, in all material respects, the financial condition and results of operations of Winner Medical Group Inc. as of July 31, 2005.

This Certification is executed as of February 27, 2006.

By:  /s/  Jianquan Li

Name: Jianquan Li
Title: CEO and President
(Principal Executive Officer)

By:  /s/  Xiuyuan Fang

Name: Xiuyuan Fang
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Winner Medical Group Inc. and will be retained by Winner Medical Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.